Exhibit 10.37

EXECUTION VERSION

Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of October 29, 2021, by and among EVERCORE PARTNERS SERVICES EAST L.L.C. (the “Borrower”), EVERCORE LP and EVERCORE GROUP HOLDINGS L.P. (“EGH”;
collectively with the Borrower and Evercore LP, the “Loan Parties” and individually, a “Loan Party”) and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.The Loan Parties have executed and delivered to the Bank one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended, supplemented or otherwise modified from time to time, including by this Amendment, the “Loan Documents”), which evidence or secure some or all of the “Obligations” (as defined in the Original Loan Agreement, which is defined in Exhibit A).

B.The Borrower, the other Loan Parties and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.Each of the Loan Parties hereby certifies that: (a) all of the representations and warranties made by such Loan Party in the Loan Documents are, except as may otherwise be stated in this Amendment, true and correct in all material respects as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, and provided that if a representation and warranty contains a materiality or Material Adverse Effect qualification, it is true and correct in all respects), (b) no Default or Event of Default exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar law relating to creditors’ rights generally). Each of the Loan Parties confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.Each of the Loan Parties hereby confirms that the contractual possessory security interest in certain collateral of the Bank with respect to the Borrower’s obligations to the Bank under the Existing Note (as defined in Exhibit A hereto) shall continue unimpaired and in full force and effect, and shall cover and secure all of such obligations, as modified by this Amendment.

4.As a condition precedent to the effectiveness of this Amendment, each of the Loan Parties shall comply with the terms and conditions (if any and to the extent applicable to such Loan Party) specified in Exhibit A.

5.To induce the Bank to enter into this Amendment, each Loan Party waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations, in each case, as of the date of this Amendment. The Borrower and the other Loan Parties each further agree to indemnify and hold the Indemnified Parties harmless from any loss, damage, claim, liability or expense (including attorneys’ fees) suffered by or rendered against any Indemnified Party on account of any claims arising out of or relating to the matters referred to in the Loan Documents or the use of any advance thereunder; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

6.This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or other electronic transmission.

7.Notwithstanding any other provision herein or in the other Loan Documents, each of the Loan Parties agrees that this Amendment, the Note, the other Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

8.[Reserved.]

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9. This Amendment will be binding upon and inure to the benefit of the Loan Parties and the Bank and their respective heirs, executors, administrators, successors and permitted assigns.

10.This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New York.

11.This Amendment constitutes the sole agreement of the parties with respect to the transactions contemplated hereby and shall supersede all oral negotiations and the terms of prior writings with respect hereto. From and after the Amendment Effective Date (as defined in Exhibit A) all references in the Amended Loan Agreement (as defined in Exhibit A) and each of the other Loan Documents to the Existing Loan Agreement (as defined in Exhibit A) or the other Loan Documents shall be deemed to be references to the Amended Loan Agreement and such other Loan Documents as modified hereby. This Amendment shall constitute a Loan Document for all purposes under the Amended Loan Agreement and each of the other Loan Documents.

12.Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.This Amendment shall not constitute a termination of the Existing Loan Agreement nor a novation of any indebtedness or other obligations owing to the Bank under the Existing Loan Agreement or any Liens or security interests, if any, granted thereunder or under any other Loan Document. All such security interests and Liens, if any, granted under the Loan Documents shall continue in full force and effect as amended, supplemented or otherwise modified herein.

14.The Borrower agrees to pay to the Bank all reasonable and documented out-of- pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of outside counsel to the Bank, whether invoiced before or after the Amendment Effective Date.

15.Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any Default or Event of Default, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial contained in the Loan Documents to which it is a party.
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WITNESS the due execution of this Amendment as of the date first written above.

BORROWER:

EVERCORE PARTNERS SERVICES
EAST L.L.C.
By:/s/ Nancy Bryson
Print Name: Nancy Bryson
Title: Treasurer

OTHER LOAN PARTIES:

EVERCORE LP
By:/s/ Nancy Bryson
Print Name: Nancy Bryson
Title: Treasurer

EVERCORE GROUP HOLDINGS L.P.
By:/s/ Nancy Bryson
Print Name: Nancy Bryson
Title: Treasurer

[Signatures continued on following page]

[Signatures continued from preceding page]

BANK:

PNC BANK, NATIONAL ASSOCIATION
By:/s/ Sheryl Jordan
Print Name: Sheryl Jordan
Title: Senior Vice President & Managing Director

EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED AS OF OCTOBER 29, 2021

A.The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.Loan Agreement, dated as of July 26, 2019, by and between the Borrower and the Bank (the “Original Loan Agreement”).

2.Amended and Restated Committed Line of Credit Note, dated October 30, 2020, in the principal amount of $30,000,000 executed and delivered to the Bank by the Borrower (the “Existing Note”).

3.Guaranty and Suretyship Agreement, dated as of July 26, 2019 by and between Evercore LP and EGH in favor of the Bank (the “Existing Guaranty Agreement”).

4.Amendment to Loan Documents, dated as of October 30, 2020, among the Loan Parties and the Bank (the “October 2020 Amendment”).

B.As used herein, the following terms shall have the meanings set forth below:

“Amended Loan Agreement” shall mean the Existing Loan Agreement, as amended, supplemented or otherwise from time to time, including as modified by this Amendment.

“Existing Loan Agreement” shall mean the Original Loan Agreement, as amended, supplemented or otherwise modified prior to the date hereof, including as amended by the October 2020 Amendment.

C.The Loan Documents are amended as follows:

1.The first sentence of the Existing Loan Agreement is hereby amended and restated to read in full as follows:

“The Bank hereby extends to the Borrower a committed revolving line of credit under which the Borrower may request and the Bank, subject to the terms and conditions of this Agreement, will make advances to the Borrower from time to time until the Expiration Date, in an aggregate amount outstanding at any time not to exceed $55,000,000 (the “Line of Credit”).”

2.The third sentence of Section 1 of the Existing Loan Agreement is hereby amended and restated to read in full as follows:

“The “Expiration Date” shall mean October 28, 2023, or such later date as may be requested by the Borrower and designated by the Bank in its sole discretion by written notice from the Bank to the Borrower.”

D.Conditions to Effectiveness of this Amendment: This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) when each of the following conditions precedent is satisfied or waived:

1.Execution (i) by all parties and delivery to the Bank of this Amendment and
(ii) by the Borrower and delivery to the Bank of a Second Amended and Restated Committed Line of Credit Note in the original principal amount of $55,000,000 in form and substance acceptable to the Bank (the “Second Amended and Restated Note”).

2.To the extent requested by the Bank, the Bank shall have received (x) an executed Certification of Beneficial Ownership for the Borrower, in form and substance acceptable to the Bank, and (y) such other documentation and other information reasonably requested by the Bank in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

3.Payment (x) to the Bank by the Borrower of an Upfront Fee equal to ten (10) basis points (0.10%) on the amount of the increase in the Line of Credit (i.e.,
$25,000), which shall be fully earned and non-refundable and (y) to the extent invoiced on or prior to the date hereof, payment to outside counsel to the Bank of the reasonable legal fees and expenses of such counsel pursuant to Section 8 of the Amended Loan Agreement.

4.The Bank shall have received a certificate of a Responsible Officer of each Loan Party dated the date hereof certifying (a) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Bank, of its members or other governing body authorizing the execution, delivery and performance of this Amendment and the Second Amended and Restated Note (to the extent a party thereof), and that such resolutions have not been amended, modified, revoked or rescinded in any manner and are in full force and effect, (b) that attached thereto is a true and complete copy of its certificate of formation or equivalent document, certified by the Secretary of State of the State in which it is formed, and its other organizational documents (or, in each case, certifying no changes from those last delivered to the Bank) and that such certificate of formation or equivalent document and other organizational documents have not been amended, modified, revoked or rescinded and are in full force and effect and, (c) as to the incumbency and specimen signatures of each officer executing this Amendment and/or the Second Amended and Restated Note on its behalf.

5.The Bank shall have received certificates of good standing, subsistence and/or status dated a recent date from the Secretary of State or appropriate taxing or other authorities in the jurisdiction of incorporation or organization of each Loan Party.

6.    The Bank shall have received a written opinion of the Loan Parties’ counsel addressed to the Bank and covering such matters as the Bank may reasonably require.

EXECUTION VERSION

Second Amended and Restated
Committed Line of Credit Note

$55,000,000	October 29, 2021

FOR VALUE RECEIVED, EVERCORE PARTNERS SERVICES EAST L.L.C. (the “Borrower”), with an address at 55 East 52nd Street, New York, NY 10055, promises to pay to PNC BANK, NATIONAL ASSOCIATION (the “Bank”) or its permitted assigns, in lawful money of the United States of America in immediately available funds at its offices located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222, or at such other location as the Bank may designate from time to time in writing, the principal sum of FIFTY-FIVE MILLION DOLLARS ($55,000,000) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1.Advances. The Borrower may borrow, repay and reborrow hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). The “Expiration Date” shall mean October 28, 2023, or such later date as may be requested by the Borrower and designated by the Bank in its sole discretion by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

2.Rate of Interest. Amounts outstanding under this Note will bear interest at a rate per annum which is at all times equal to (A) the Daily LIBOR Rate plus (B) one hundred eighty (180) basis points (1.80%). Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

If, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive absent manifest error) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on the Daily LIBOR Rate, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, the interest rate on all amounts outstanding under this Note shall be equal to (A) the Base Rate plus (B) fifty (50) basis points (0.50%) (the “Alternate Rate”).

In addition, if the Bank determines (which determination shall be final and conclusive, absent manifest error) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the Daily LIBOR Rate, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer apply, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.

The LIBOR Replacement Rider attached to this Note and incorporated herein by this reference provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Bank does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate therefor. To the extent that any term or provision of the LIBOR

Replacement Rider is or may be inconsistent with any term or provision in the remainder of this Note or any other Loan Document, the terms and provisions of the LIBOR Replacement Rider shall control.

For purposes hereof, the following terms shall have the following meanings:

“Base Rate” shall mean the Prime Rate. If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania or New York, New York.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing
(A)the Published Rate by (B) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency fundings by banks on such day; provided, however, if the Daily LIBOR Rate determined as provided above would be less than zero, then such rate shall be deemed to be zero. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily LIBOR Rate without notice to the Borrower.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank).

3.Advance Procedures. If permitted by the Bank, a request for advance may be made by telephone or electronic mail, with such confirmation or verification (if any) as the Bank may require in its discretion from time to time. A request for advance by the Borrower shall be binding upon the Borrower. The Borrower authorizes the Bank to accept telephonic and electronic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic and electronic requests or by the making of such advances; provided, however, that the foregoing indemnity agreement shall not apply to any liabilities resulting solely from the gross negligence or willful misconduct of the Bank as determined by a final judgment of a court of competent jurisdiction. The Bank will enter on its books and records, which entry when made will be presumed correct absent manifest error, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

4.Payment Terms. Accrued interest will be due and payable on the last day of each month, beginning with the payment due on October 31, 2021. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Expiration Date.

If any payment under this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. Upon the occurrence and during the continuation of any Event of Default (as hereinafter defined), payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

5.Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be three percentage points (3%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

6.Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty. The Borrower may, at any time, in whole permanently terminate the Line of Credit (as defined in the Loan Agreement (as defined below)) upon at least three Business Days’ prior written notice to the Bank and Payment in Full (as defined below). Upon any such termination and Payment in Full, the Bank shall execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such termination of each Loan Document. Any execution and delivery of documents pursuant to this Section 6 shall be without recourse or warranty by the Bank. As used herein, the term “Payment in Full” shall mean the payment in full in cash of the Loans and other Obligations under the Loan Documents (except contingent indemnification obligations for which no claim has been made) and the termination of all commitments under the Loan Documents.

7.Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

8.Other Loan Documents. This Note is issued in connection with a Loan Agreement between the Borrower and the Bank, dated July 26, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”).

9.Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal when due; (ii) the nonpayment of any interest or other indebtedness under this Note within five (5) days after the date on which such payment is due; (iii) any Event of Default (as defined in any of the Loan Documents) shall occur, including without limitation an “Event of Default” under Section 6 of the Loan Agreement; (iv) the Borrower shall default in the performance of any of the covenants or agreements contained in Section 4.10 of the Loan Agreement, Section 5 of the Loan Agreement or Section 11 of this Note; (v) any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in the Loan Agreement or any other Loan Document or any Obligor’s or Evercore, Inc.’s failure to observe or perform any covenant or other agreement under or contained in any other document now or in the future evidencing or securing any monetary debt or obligation of any Obligor or Evercore, Inc. to the Bank in an aggregate principal amount in excess of $500,000 (other than those set forth in clauses (i), (ii), (iii) and (iv) above) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (a) written notice to the Borrower from the Bank and (b) a Responsible Officer (as defined below) of any Obligor becoming aware of such failure, provided, however, that the thirty (30) day cure period contained in this clause (iv) shall not be deemed to apply if an Obligor commits more than two (2) such breaches within any twelve (12) calendar month period; (vi) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period) or the passing of any resolution by or on behalf of any Obligor (or its governing body) to authorize the filing or commencement by any Obligor of any such proceeding or the preparation by or on behalf of any Obligor of any petition or other documents to be filed in connection with any such proceeding; (vii) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (viii) (a) any Obligor or Evercore, Inc. is in default (as principal or as guarantor or other surety) in the payment of principal of or premium or make-whole amount or interest on any other indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto or (b) a default with respect to any other indebtedness of any Obligor or Evercore, Inc. for borrowed money in an amount in excess of $25,000,000, if the effect of such default is to cause or permit the acceleration of such indebtedness; (ix) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (x) the entry of a final judgment, or one or more final judgments, against one or more Obligors in an amount in excess of $25,000,000 in the aggregate, and the failure of such Obligor or Obligors to discharge the judgment within sixty (60) days of the entry thereof; (xi) the occurrence of a Material Adverse Effect; (xii) any Obligor ceases doing business as a going concern; (xiii) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing any monetary debt or obligation of any Obligor to the Bank in an aggregate principal amount in excess of $500,000, is false, erroneous or misleading in any material respect on and as of the date made or furnished (or, in the case of any representation or warranty qualified as to materiality, in any respect) (except to the extent stated to relate to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date);(xiv) any Financial Statement or certificate made or furnished by any Obligor to the Bank in connection with the Loan Agreement or any other Loan Document is false, erroneous, incomplete in any material respect on and as of the date made or furnished; or (xv) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor. As used herein, the following terms shall have the following meanings: (a) “Financial Statement” shall have the meaning assigned to such term in the Loan Agreement, (b) “Obligor” means the Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future (including, in any case, each Loan Party), and (c) “Responsible Officer” shall have the meaning assigned to such term in the Loan Agreement.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (vi) or (vii) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

10.Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

11.Anti-Money Laundering/International Trade Law Compliance. The Borrower represents and warrants to the Bank, as of the date of this Note, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used for the purpose of funding any operations in, financing any investments or activities in, or making any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not and will not be derived from any unlawful activity; and (d) each Covered Entity is in compliance in all material respects with any Anti-Terrorism Laws. Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event.

As used herein: “Anti-Terrorism Laws” means any laws administered by any Compliance Authority relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means (a) the Borrower, each of the Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of the definition of “Covered Entity”, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions of such Person or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interest, contract or otherwise; “Person” shall have the meaning assigned to such term in the Loan Agreement; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated, or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a comprehensive, country-based sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

12.Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such claim.

13.Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and permitted assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the Southern District of

New York; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

14.USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

15.Electronic Signatures and Records. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

16.Amended and Restated Note. This Note amends and restates and is issued in replacement of the Amended and Restated Committed Line of Credit Note dated October 30, 2020, issued to the Bank by the Borrower in the principal amount of $30,000,000 (as heretofore amended, supplemented or otherwise modified, the “Existing Note”), which amended and restated the Committed Line of Credit Note dated July 26, 2019, issued to the Bank by the Borrower in the principal amount of $20,000,000 (the “Original Note”). However, this Note (i) shall in no way extinguish the Borrower’s unconditional obligation to repay all indebtedness evidenced by the Original Note and the Existing Note, (ii) is given as substitution for, and not as payment of, the Original Note and the Existing Note, and (iii) is in no way intended to constitute a novation of such previous indebtedness.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

17.WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOlNG WAIVER IS KNOWING AND VOLUNTARY.

WITNESS the due execution hereof, as of the date first written above, with the intent to be legally bound hereby.

EVERCORE PARTNERS SERVICES EAST L.L.C.
By:/s/ Nancy Bryson
Print Name: Nancy Bryson
Title: Treasurer

[Signature Page to Second Amended and Restated Committed Line of Credit Note]

LIBOR Replacement Rider

(a)Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.

(b)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred in respect of any setting of the then-current Benchmark, then, (x) if the Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” on the Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment or further action or consent of any other party hereto or to any other Loan Document; and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” on the Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment hereto or to any other Loan Document, or further action or consent of the Borrower.

(c)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower.

(d)Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrower of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Rider, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower.

(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, amounts outstanding hereunder automatically will bear interest at the Fallback Rate. During any Benchmark Unavailability Period, the component of the Fallback Rate based upon the then-current Benchmark, if any, will not be used in any determination of the Fallback Rate.

(f)Secondary Term SOFR Conversion. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment or further action or consent of any other party hereto or to any other Loan Document; and (ii) loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, (A) this paragraph (f) shall not be effective unless the Bank has delivered to the Borrower a Term SOFR Notice and (B) this paragraph (f) shall not be effective with respect to the Facility if (I) the Borrower has outstanding an interest rate swap with the Bank to hedge, in whole or part, the floating rate risk under the Facility on the Secondary Term SOFR Conversion Date, and (II) such swap incorporates LIBOR fallback provisions with a Daily Simple SOFR rate as the primary alternative fallback rate for USD LIBOR.

(g)Certain Defined Terms. As used in this Rider:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, one month.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (b) of this Rider.

“Benchmark Replacement” means for the Available Tenor the first alternative set forth in the order below that can be determined by the Bank on the applicable Benchmark Replacement Date; provided, however, if
(i)the Borrower has outstanding an interest rate swap with the Bank on the Benchmark Replacement Date to hedge, in whole or part, the floating rate risk under the Facility, and (ii) such swap incorporates LIBOR fallback provisions with a Daily Simple SOFR rate as the primary alternative fallback rate for USD LIBOR, then the Benchmark Replacement alternative set forth below in clause (1) of this definition shall not apply to the Facility and the alternative set forth below in clause (2) of this definition shall be the first alternative:

(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)the sum of: (a) the alternate benchmark rate that has been selected by the Bank as the replacement for the then-current Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time, and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of the foregoing clause (1) of this definition, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition, all in accordance with the immediately preceding paragraph (f) (Secondary Term SOFR Conversion). If the Benchmark Replacement as determined pursuant to the foregoing clause (1), (2) or (3) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes hereof and of the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement:

(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” 0.11448% (11.448 basis points). This value represents the ARRC/ISDA recommended spread adjustment value for the Available Tenor available here: https://assets.bbhub.io/professional/sites/10/IBOR- Fallbacks-LIBOR-Cessation_Announcement_20210305.pdf.

(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the Facility and the Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of
(a)the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Available Tenor of such Benchmark (or such component thereof);

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Bank, which date shall promptly follow the date of the public statement or publication of information referenced therein;

(3)in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Borrower pursuant to this Rider, which date shall be at least 30 days from the date of the Term SOFR Notice; or

(4)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Available Tenor of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by a Governmental Authority having jurisdiction over the Bank, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the Available Tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Bank announcing that the Available Tenor of such Benchmark (or such component thereof) is no longer representative.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Rider, and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Rider.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1)a determination by the Bank that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate, and

(2)the election by the Bank and the Borrower to trigger a fallback from USD LIBOR and the provision by the Bank of written notice of such election to the Borrower.

“Fallback Rate” means the alternative rate of interest that would have been applicable under the terms of the Facility (absent this Rider) if the Bank had given notice that USD LIBOR had become unavailable or, if no such alternative rate is specified, the Base Rate.

“Floor” means the minimum rate of interest, if any, provided under the terms of the Facility with respect to USD LIBOR or, if no minimum rate of interest is specified, zero.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Available Tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Bank to the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Bank that (1) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for the Available Tenor, (2) the administration of Term SOFR is administratively feasible for the Bank and (3) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with this Rider that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means, for purposes of this Rider only, any interest rate that is based on the London interbank offered rate for U.S. dollars.
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